Exhibit 21.1
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SUBSIDIARIES OF THE REGISTRANT:

1.   844 Associates, a Pennsylvania limited partnership

2.   944 Associates, a Pennsylvania limited partnership

3.   1244 Associates, a Pennsylvania limited partnership

4.   1444 Associates, a Pennsylvania limited partnership

5.   MEPS Associates, a Pennsylvania limited partnership

6.   1644 Associates, a Pennsylvania limited partnership

7.   2244 Associates, a Pennsylvania limited partnership

8.   3444 Associates, a Pennsylvania limited partnership

9.   1544 Associate, a Pennsylvania limited partnership

10.  1844 Associates, a Pennsylvania limited partnership

11.  3144 Associates, a Pennsylvania limited partnership

12.  2844 Associates, a Pennsylvania limited partnership

13.  Hersha Hospitality Limited Partnership, a Virginia limited partnership

14.  3144 Associates, a Pennsylvania limited partnership

15.  5644 Duluth I Associates, a Pennsylvania limited partnership

16.  5744 Duluth II Associates, a Pennsylvania limited partnership


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